Exhibit 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of May 12, 2016, by and between EAST WEST BANK (“Bank”) and CAREDX, INC. (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 30, 2015 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has delivered to Borrower that certain consent letter dated as of April 11, 2016 (the “Consent Letter”) consenting to Borrower’s entry into the Purchase Agreement Documents and the Allenex Acquisition (as such terms are defined in the Consent Letter) on terms and as more fully set forth therein.

C. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

D. Borrower has requested that Bank amend the Loan Agreement as more fully set forth herein.

E. Bank has agreed to amend the Loan Agreement in accordance with the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2 of the Loan Agreement is amended by deleting the word “and” after subsection 6.2(v) and adding the following at the end of subsection 6.2(vi) of the Loan Agreement:

; and (vii) either (a) contemporaneously with the First Amendment a certificate signed by a Responsible Officer certifying that the then most recent consolidated business projections and budget (as described in this Section 6.2) which have been delivered by Borrower to Bank and which accounts for the Allenex Acquisition (as such term is defined in the Consent Letter) have been approved by Borrower’s board of directors; or (b) Borrower’s board of directors approved consolidated business projections and budget (as described in this Section 6.2) by no later than June 30, 2016.

2.2 Section 6.7 (Financial Covenants). Section 6.7 of the Loan Agreement is amended and restated as follows:

6.7 Financial Covenants.

(a) Performance to Plan - Revenues. Borrower shall at all times maintain, measured monthly on a trailing six (6) month basis for the prior six (6) months most recently ended, net product revenues of at least eighty percent (80%) of the projections that have been approved by Borrower’s Board of Directors and attached to the Schedule to the Disclosure Letter.

(b) Performance to Plan - Expenses. Borrower shall at all times maintain, measured monthly on a trailing six (6) month basis for the prior six (6) months most recently ended, expenses not exceeding twenty percent (20%) of the projections that have been approved by Borrower’s Board of Directors and attached to the Schedule to the Disclosure Letter, provided that for the purposes of this calculation, expenses shall not include up to Two Million Five Hundred Thousand Dollars ($2,500,000) in acquisition expenses actually incurred by the Borrower and related to the Allenex Acquisition (as such term is defined in the Consent Letter) in connection with services provided by Borrower’s investment bankers, attorneys, accountants and other professional advisors and consultants, but specifically excluding any amounts that are or may become owed by Borrower to Oberland Capital or any of its Affiliates.

Bank reserves the right to change and/or reset the foregoing financial covenants beginning in 2016 and beyond upon Bank’s receipt of the consolidated business projections and budget required to be delivered by Borrower in connection with Section 6.2 hereof.

2.3 Section 6.12 (Equity Events). A new Section 6.12 is added to the Loan Agreement as follows:

6.12 Equity Events. Borrower shall deliver to Bank evidence, in form and substance reasonably satisfactory to Bank:

(a) prior to the earlier of (i) March 31, 2017 and (ii) the date on which Borrower becomes obligated to make payment under the Seller Deferred Payment (as defined in the Consent Letter), Borrower’s receipt of aggregate gross proceeds after the date of the Allenex Acquisition (as such term is defined in the Consent Letter) of at least Twenty Million Dollars ($20,000,000) from the issuance and sale of its equity securities (and approximate aggregate proceeds of Eighteen Million Eight Hundred Thousand Dollars ($18,800,000) net of transaction costs in connection with such sale) (the “Subsequent Equity Raise”); and

(b) on or prior to July 16, 2016, Borrower’s receipt of Eight Million Dollars ($8,000,000) from the release of the Equity Set Aside (as defined in the Consent Letter) to Borrower pursuant to the terms of the Commitment Agreements (as defined in the Consent Letter).

2.4 Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is amended by adding the following sentence at the end thereof:

For the avoidance of doubt and notwithstanding anything to the contrary contained herein, Borrower shall not Transfer, or permit any of its Subsidiaries to Transfer, all or any part of its business or property to any member of Allenex Group, except that this prohibition shall not apply to Transfers between members of Allenex Group.

2.5 Section 7.4 (Indebtedness). Section 7.4 of the Loan Agreement is amended by adding the following sentence at the end thereof:

For the avoidance of doubt and notwithstanding anything to the contrary contained herein, Borrower shall not guaranty or otherwise permit itself to become liable for any obligations or debts of any member of Allenex Group.

2.6 Section 7.6 (Distributions). Section 7.6 of the Loan Agreement is amended by adding the following sentence at the end thereof:

For the avoidance of doubt and notwithstanding anything to the contrary contained herein, Borrower shall not make any distribution or payment to any member of Allenex Group.

2.7 Section 7.7 (Investments). Section 7.7 of the Loan Agreement is amended by adding the following sentence at the end thereof:

For the avoidance of doubt and notwithstanding anything to the contrary contained herein, other than in connection with the Allenex Acquisition, Borrower shall not make any Investment in or to any member of Allenex Group.

2.8 Section 7.12 (Seller Deferred Payment). A new Section 7.12 is added to the Loan Agreement as follows:

7.12 Seller Deferred Payment. Make any payment in connection with the Seller Deferred Payment (as defined in the Consent Letter), unless Bank has received evidence in from and substance satisfactory to it that Borrower has achieved the Subsequent Equity Raise.

2.9 Section 7.13 (Allenex Group Agreements). A new Section 7.13 is added to the Loan Agreement as follows:

7.13 Allenex Group Agreements. Notwithstanding anything to the contrary herein, Borrower shall not permit any member of Allenex Group to enter into any new, or modify any existing, material agreements, including without limitation, any agreements which govern the incurrence of any Indebtedness by any member of Allenex Group or encumbrance of any assets of any member of Allenex Group.

2.10 Section 8.2 (Covenant Default). Section 8.2 (a) of the Loan Agreement is amended and restated as follows:

If Borrower fails to perform any obligation under Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10 or 6.12 or violates any of the covenants contained in Article 7 of this Agreement; or

2.11 Section 8.6 (Insolvency). Section 8.6 of the Loan Agreement is amended and restated as follows:

If Borrower or any member of Allenex Group becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower or any member of Allenex Group, or if an Insolvency Proceeding is commenced against Borrower or any member of Allenex Group and is not dismissed or stayed within thirty (30) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

3. Exhibit A (Definitions). The following definitions are added to Exhibit A to the Agreement as follows:

“Allenex” means Allenex AB, a company formed under the laws of Sweden.

“Allenex Group” means Allenex and its direct and indirect subsidiaries.

“Consent Letter” means that certain consent letter from Bank to Borrower dated as of April 11, 2016, consenting to Borrower’s entry into to Purchase Agreement Documents and the Allenex Acquisition (as such terms are defined therein).

“First Amendment” means that certain First Amendment to Loan and Security Agreement, dated as of May12, 2016, by and between Bank and Borrower.

“Subsequent Equity Raise” shall have the meaning given to it in Section 6.12.

4. Exhibit A (Definitions). Clauses (d), (g) and (k) of the definition of “Permitted Investment” in Exhibit A to the Agreement are each amended and restated as follows:

(d) Investments of Subsidiaries in or to other Subsidiaries (other than any member of the Allenex Group, provided that members of Allenex Group may make Investments in or to other members of Allenex Group) or Borrower and Investments by Borrower in Subsidiaries (other than any member of Allenex Group) not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year;

(g) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (g) shall not apply to Investments of Borrower in any Subsidiary (other than any member of Allenex Group);

(k) other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) at any time; provided that no Investments shall be made by Borrower to or in any member of Allenex Group, provided that members of Allenex Group may make Investments in or to other members of Allenex Group.

5. Exhibit A (Definitions). Clauses (g) of the definition of “Permitted Transfer” in Exhibit A to the Agreement is amended and restated as follows:

(g) Other assets of Borrower or its Subsidiaries (other than Transfers by Borrower to any member of Allenex Group, provided that members of Allenex Group may make Transfers to other members of Allenex Group) that do not in the aggregate exceed Two Hundred Fifty Thousand Dollars ($250,000.00) during any fiscal year.

6. Limitation of Amendment.

6.1 This Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

6.2 This Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

7. Representations and Warranties. Borrower represents and warrants to Bank as follows:

7.1(a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

7.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;

7.3 The organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

7.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;

7.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

7.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

7.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

8. Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

9. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

10. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11. Conditions to Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of (i) this Amendment by each party hereto and (ii) an updated Corporate Borrowing Certificate, and (b) Borrower’s payment to Bank of all Bank Expenses, which may be debited from any of Borrower’s accounts with Bank.

12. Miscellaneous.

12.1 This Amendment shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Amendment (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.

12.2 Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

13. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:		BORROWER:

EAST WEST BANK		CAREDX, INC.

By:	/s/ Linda S. Le Beau	By:	/s/ Charles Constanti
Name:	Linda S. Le Beau	Name:	Charles Constanti
Title:	Managing Director, Life Sciences	Title:	Chief Financial Officer